                            INVESTMENT SERVICES AGREEMENT

     This is an INVESTMENT SERVICES AGREEMENT (this "Agreement") made effective as of the 7 day of November, 1997, by and between ARM FINANCIAL GROUP, INC., a Delaware corporation ("Company"), and ARM CAPITAL ADVISORS, LLC, a Delaware limited liability company ("Advisor") which is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act").

                                       RECITALS

     WHEREAS, certain subsidiaries of Company (the "Subsidiaries"), as identified on Appendix A hereto (as such Appendix A may be revised by Company from time to time), have allocated all or a portion of their assets to several segregated custodial accounts with account numbers as designated by Company in writing from time to time (the "Accounts") maintained with Chase Manhattan Bank and/or such other banks as designated by Company in writing from time to time (the "Custodians"); and

     WHEREAS, Company has agreed to provide investment services with respect to the assets in the Accounts, but has reserved the right to sub-contract such investment services to an affiliate or third party; and

     WHEREAS, Advisor's management has extensive experience in asset/liability and investment portfolio management and supervision; and

     WHEREAS, in order to achieve certain operating economies and improve the investment services to the benefit of the Subsidiaries and the Subsidiaries' policyholders and/or certificateholders, Company desires to retain Advisor to supervise and manage the assets now or hereafter contained in the Accounts; and

     WHEREAS, Company and Advisor wish to assure that all charges incurred hereunder are reasonable and in accordance with the requirements of the Advisers Act, the Investment Company Act of 1940, the appropriate investment provisions of the applicable state of domicile for each of the Subsidiaries, and all other applicable laws, rules and regulations (collectively, "Laws"); and

     WHEREAS, Company and Advisor wish to identify the investment advisory services to be rendered by Advisor, and to provide a method for determining the fees to be paid by Company in connection with such services;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Company and Advisor agree as follows:

     1. PERFORMANCE OF SERVICES. Subject to the terms, conditions, and limitations of this Agreement, Advisor agrees, to the extent requested by Company, to perform diligently and in a manner consistent with past practice the investment advisory services as set forth in Appendix B attached hereto and made a part of this Agreement (collectively, the "Services") with respect to the assets now or hereafter contained in the Accounts. All charges for services incurred hereunder shall be reasonable and in accordance with or as required by any Laws. Advisor agrees to maintain sufficient facilities and trained personnel of the kind necessary to perform this Agreement.

          (a) CAPACITY OF PERSONNEL AND STATUS OF FACILITIES. Whenever Advisor utilizes its personnel to perform the services pursuant to this Agreement, such personnel shall be subject to Advisor's direction and control, and Company shall have no liability to such personnel for their welfare, salaries, fringe benefits, legally required employer contributions, tax obligations or other obligations. No facility of Advisor used in performing services for Company shall be deemed to be transferred, assigned, conveyed, or leased by performance or use pursuant to this Agreement.

          (b) EXERCISE OF JUDGMENT IN RENDERING SERVICES. In providing any services hereunder which require the exercise of judgment by Advisor, Advisor shall perform such services in accordance with any standards and guidelines which Company develops and communicates to Advisor in writing. In performing any services hereunder, Advisor shall at all times act in a manner reasonably calculated to be in or not opposed to the best interests of Company and the Subsidiaries.

          (c) CONTROL. The performance of services by Advisor for Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Company or Advisor by their respective Boards of Directors. Advisor shall act hereunder so as to assure the maintenance of the operational controls and the separate operating identity of Company.

     2. CHARGES. Company agrees to pay to Advisor for services provided by Advisor pursuant to this Agreement the fees set forth on Appendix C attached hereto (as such Appendix may be revised by the parties hereto from time to time).

     3. PAYMENT. Advisor shall periodically submit to Company a written statement of the amount owed by Company for services rendered pursuant to this Agreement for the appropriate period, and Company shall pay such amount to Advisor within thirty (30) days of such written statement.

     4. RIGHT TO CONTRACT WITH THIRD PARTIES. Nothing herein shall he deemed to grant Advisor an exclusive right to provide services to Company, and Company retains the right to contract with any third party, affiliated or unaffiliated, for the performance of services as are available to or have been requested by Company pursuant to this Agreement. It is also understood and agreed that Advisor's services are not exclusively for Company. Advisor shall remain free to provide services to other persons, pursuant to objectives which may or may not be similar to the strategy adopted as appropriate for Company.

     5. CONFIDENTIALITY. In rendering its services hereunder, Advisor may be furnished with information concerning the Company's businesses and affairs ("Confidential Information"). Advisor agrees (a) except as required by law, to keep all Confidential Information confidential and not to disclose or reveal any Confidential Information and (b) not to use Confidential Information for any purpose other than rendering services hereunder.

     6. CONTACT PERSONS. Company and Advisor each shall appoint one or more individuals who shall serve as contact persons for the purpose of carrying out this Agreement. Such contact persons shall be authorized to act on behalf of their respective parties as to the matters pertaining to this Agreement. Effective upon execution of this Agreement, the initial contact persons shall be those set forth in Section 10 of this Agreement. Each party shall notify the other, in writing, as to the name, address, and telephone number of any replacement for any such designated contact person.

     7. TERMINATION. This Agreement may be terminated by either party hereto at any time, upon 180 days' or more advance written notice, provided that Advisor shall not have the right, by unilateral action, to terminate this Agreement prior to December 31, 1997. No penalty shall be charged to Company upon termination of this Agreement, and following any such termination Advisor shall promptly deliver to Company all books and records that are, or are deemed by this Agreement to be, the property of Company and/or the Subsidiaries.

     8. NO ASSIGNMENT. This Agreement and any rights pursuant hereto shall not be assignable by either party hereto. Except as and to the extent specifically provided in this Agreement or as required by applicable Laws, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, or their respective legal successors, any rights, remedies, obligations, or liabilities, or to relieve any person other than the parties hereto, or their respective legal successors, from any obligations or liabilities that would otherwise be applicable; and the representations, warranties, covenants, and agreements contained in this Agreement shall be binding upon, extend to and inure to the benefit of, the parties hereto, their, and each of their, successors respectively.

     9. INDEPENDENT CONTRACTOR. In rendering its services hereunder, Advisor shall act as an independent contractor, and any duties of Advisor arising hereunder shall be owed exclusively to Company.

     10. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed entirely within that State.

      11. NOTICE. All notices, statements or requests provided for hereunder shall be deemed to have been duly given when actually given (orally or in writing) or when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier services, telex or telecopier, addressed:


          (a)  If to Company to:

               ARM Financial Group, Inc.
               515 West Market Street, 8th Floor
               Louisville, KY 40202-3271
               Telecopier: (502) 582-7995
               Attention: Robert H. Scott

          (b)  If to Advisor to:

               ARM Capital Advisors, LLC
               200 Park Avenue, 20th Floor
               New York, New York 10166
               Telecopier: (212) 973-2201
               Attention: Emad A. Zikry


or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

     12. COMPLIANCE WITH LAWS. Advisor shall at all times comply with the terms of this Agreement and all applicable Laws.

     13. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of Advisor or Company under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this

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

Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

     14. SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     15. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16. INTEGRATION. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral agreements related to the matters referenced herein.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, as of the date and year first above written.

                                        ARM FINANCIAL GROUP, INC.


                                        By:  /s/ John Franco
                                           -------------------------------------
                                        Name:  John Franco
                                        Title:  Co-Chief Executive Officer

                                        By:  /s/ Martin H. Ruby
                                           -------------------------------------
                                        Name:  Martin H. Ruby
                                        Title:  Co-Chief Executive Officer


                                        ARM CAPITAL ADVISORS, LLC


                                        By:  /s/ Emad Zikry
                                           -------------------------------------
                                        Name:  Emad Zikry
                                        Title:  President

                                      APPENDIX A

                                     SUBSIDIARIES


                           Integrity Life Insurance Company
                      National Integrity Life Insurance Company
                               SBM Certificate Company

                                      APPENDIX B

                             INVESTMENT ADVISORY SERVICES

     Subject to the terms, conditions and limitations of this Agreement and the supervision by the Subsidiaries' Boards of Directors of the assets now or hereafter contained in the respective Accounts, Advisor shall provide the following services:

     1. Except as otherwise expressly provided herein, Advisor shall be free to buy, sell, exchange, convert, or otherwise trade the assets now or hereafter contained in the Accounts in the exercise of its sole discretion, provided Advisor acts in a manner consistent with any and all written direction received from Company as to each of the Investment Policies adopted by the Board of Directors of the respective Subsidiaries, as the same may be modified from time to time. Advisor shall acquire or dispose of any specific investment if so directed by Company and/or the Board of Directors of the applicable Subsidiaries.

     2. All investments made by Advisor shall be in those classes of investments as permitted or required by any Laws; PROVIDED, HOWEVER, that nothing contained herein shall authorize Advisor to purchase or dispose of, without the applicable Subsidiaries' prior written approval, any interest in real property or mortgages.

     3. In the course of its investment advisory services activity, Advisor MAY NOT pledge, mortgage or hypothecate the assets in the Accounts, or enter into any investment which would violate any Laws.

     4. Advisor shall not at any time have custody or possession of any of the assets in the Accounts. Custody and possession of any and all assets in the Accounts shall at all times be maintained in one or more segregated custodial accounts maintained with the Custodians, and held on behalf of and in the name of the respective Subsidiaries. All transactions authorized by this Agreement shall be carried out through such custodial accounts maintained with the Custodians. Advisor shall not be responsible for any act or omission of the Custodians thereunder.

                                      APPENDIX C

                                   SCHEDULE OF FEES

     COMPUTATION OF FEES. During 1997, Advisor shall provide to Company, at no cost to Company, investment management services at current levels of support for Company's insurance company subsidiaries and Company's client's risk-based monies (where Company retains the risk of Advisor's performance). After December 31, 1997, Company shall have the right to engage Advisor to perform the above described investment management services at an annualized cost of (A) twenty basis points (.0020) times the first $100 million of the average market value of assets under management, (B) seven basis points (.0007) times the average market value of assets under management in excess of $100 million and up to $2 billion, (C) six basis points (.0006) times the average market value of assets under management in excess of $2 billion and up to $3 billion, and (D) five basis points (.0005) times the average market value of assets under management in excess of $3 billion. Such fee to be calculated and payable on the average of the market value of all assets in the Accounts on the first and last days of each calendar month.